Exhibit 99.3

AMENDMENT TO

DEFERRED COMPENSATION AGREEMENT

WHEREAS, SCPIE Management Company (the “Company”) and Donald P. Newell (“Executive”) are parties to that certain Deferred Compensation Agreement dated as of January 1, 2001 (the “Agreement”), pursuant to which Executive is entitled to receive certain deferred compensation benefits; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein; and

WHEREAS, the Company has approved the adoption of this amendment to the Agreement (this “Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended, effective as December 31, 2004, as follows:

The Agreement is hereby amended to provide that the Company will suspend all future Contribution Credits on behalf of Executive with respect to any portion of the Crediting Period commencing on or after January 1, 2005.

IN WITNESS WHEREOF, the parties hereto have each executed this Amendment effective as of December 31st, 2004.

SCPIE MANAGEMENT COMPANY

By:	/s/ Donald J. Zuk
Name:	Donald J. Zuk
Title:	President

/s/ Donald P. Newell
Donald P. Newell